EX-99.77C VOTES

Madison Strategic Sector Premium Fund
(the Registrant)
Registration No. 811-21713
Form NSAR-B
Period Ended December 31, 2016

Sub-Item 77C: Matters submitted to a vote of security holders.

Madison Strategic Sector Premium Fund

The Annual Meeting of Shareholders of the Madison Strategic
Sector Premium Fund (the Fund) was held on September 8, 2016 at the offices of Madison Asset Management, LLC (the Adviser).

Holders of a majority of the outstanding shares of the Fund were present, and, therefore, a quorum for was present. The tabulation of the shareholder votes rendered the following results:


For
Against/Withhold
Abstain
Proposal 1.



(a) Election of Trustee
Katherine L. Frank
3,516,433.453
1,376,122.000
0
(b) Election of Trustee
James R. Imhoff, Jr.
3,493,676.453
1,398,879.000
0

Proposal 1 was approved by the shareholders.


For
Against/Withhold
Abstain
Proposal 2.



Shareholder Proposal
Regarding Self-Tender
Offer
1,378,011.900
1,155,373.553
53,691.000

Proposal 2 was approved by the shareholders.